Exhibit 10.23

USA COMPRESSION PARTNERS, LP
LONG-TERM CASH RESTRICTED UNIT PLAN
(Effective as of December 1, 2024)

Exhibit 10.23
ARTICLE I
Purpose of the Plan
The USA Compression Partners, LP Long-term Cash Restricted Unit Plan (the “Plan”) has been adopted by Board of Directors (the “Board”) of USA Compression GP, LLC, a Delaware limited liability company (the “Company” or “General Partner”), the general partner of USA Compression Partners, LP, a Delaware limited partnership (“USA Compression” or the “Partnership”) as of December 1, 2024. The Plan is intended to promote the interests of the Partnership, the Company and their Affiliates by providing to Employees and Directors incentive compensation awards based on the value of Partnership Common Units to encourage superior performance. The Plan is also contemplated to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, the Company and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Partnership, the Company and their Affiliates.
ARTICLE II
Definitions
As used in this Plan, the following terms shall have the meanings herein specified:
2.1    Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
2.2    Award or Awards means a Cash Unit Award(s) granted under the Plan.
2.3    Award Agreement means the written or electronic agreement delivered to a Participant by which an Award is evidenced.
2.4    Cash Unit means a notional unit granted under the Plan that upon vesting entitles the Participant to receive an amount of cash equal to the Fair Market Value of a Common Unit as of the vesting date.
2.5    Cash Unit Account means, with respect to any Participant, the total amount of the liability for payment of incentive compensation to the Participant under this Plan.
2.6    Change in Control means, and shall be deemed to have occurred upon one or more of the following events:
(a)    any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company, Energy Transfer LP (“ET”) or an Affiliate of the Company (as determined immediately prior to such event), or an Affiliate of, or successor to, ET, shall become the beneficial owner, by way of merger,

Exhibit 10.23
consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;
(b)    the members of the Company approve, in one or a series of transactions, a plan of complete liquidation of the Company;
(c)    the sale or other disposition by the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the Partnership, ET, an Affiliate of the Company (as determined immediately prior to such event), the Partnership, or Affiliate of, or successor to, ET; or
(d)    a Person other than the Company, ET, an Affiliate of the Company (as determined immediately prior to such event), or an Affiliate of, or successor to, ET becomes the general partner of the Partnership.
For the avoidance of doubt, the occurrence of the GP Contribution or the Automatic GP Contribution (each as defined in that certain Equity Restructuring Agreement, dated as of January 15, 2018, entered into by and among Energy Transfer LP, the Partnership and the Company) shall not be considered a Change in Control.”
2.7    Committee means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.
2.8    Common Unit means a Common Unit representing a limited partner interest in the Partnership.
2.9    Company or General Partner means USA Compression GP, LLC, a Delaware limited liability company and the general partner of the Partnership.
2.10    Director means a member of the board of directors or board of managers, as the case may be, of the Company, the Partnership or any of their Affiliates who is not an Employee or a consultant (other than in that individual’s capacity as a Director).
2.11    Disability means, unless provided otherwise in the Award grant agreement, an illness or injury that lasts at least six continuous months, is expected to be permanent and renders the Participant unable to carry out his or her duties to the Company, the Partnership or an Affiliate of the Company or the Partnership.
2.12    Employee means an employee of the Partnership, the Company, a Subsidiary or an Affiliate of the Partnership, the Company or a Subsidiary.
2.13    Exchange Act means the Securities Exchange Act of 1934, as amended.
2.14    Fair Market Value means the average closing price of a Common Unit on the principal national securities exchange (or other market in which trading in Common Units occurs) for the ten (10) trading days immediately preceding the applicable date, as reported in The Wall

Exhibit 10.23
Street Journal (or other reporting service approved by the Committee). If Common Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.
2.15    Participant means an Employee or Director granted an Award under the Plan.
2.16    Person means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
2.17    Section 409A means Section 409A of the Internal Revenue Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or guidance that may be amended or issued following the adoption of this Plan.
2.18    Subsidiary means any entity (i) in which, at the relevant time, the Partnership or the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of equity interests issued by such entity, (ii) as to which, at the relevant time, the Partnership or the Company has the right, directly or indirectly, to appoint or designate, either independently or jointly with another Person, 50% or more of the members of the board of directors or (iii) as to which at the relevant time, the Partnership or the Company, directly or indirectly, (A) owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by classes of equity interests issued by the general partner or managing member of such entity or (B) has the right, directly or indirectly, to appoint or designate, either independently or jointly with another Person, 50% or more of the members of the board of directors of the general partner or managing member thereof.

ARTICLE III
Purpose and Effectiveness of Plan; Administration and Eligibility
3.1    Effectiveness. This Plan shall become effective upon approval by the Board. All awards made by the Committee under this Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.
3.2    Eligibility for Participation. The Committee will have the authority, in its sole discretion, and from time to time, to designate the Participants in the Plan. Any Employee or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.
3.3    Administration of the Plan. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following

Exhibit 10.23
and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer and/or the Chief Human Resources Officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee”, other than in Section 3.4 and this Section 3.3 with respect to establishing a quorum, shall be deemed to include the Chief Executive Officer and/or the Chief Human Resources Officer. Notwithstanding the foregoing, the Chief Executive Officer nor the Chief Human Resources Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or director subject to Rule 16b-3. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Cash Units to be covered by Awards; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (v) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any member of the Partnership, any Participant, and any beneficiary of any Award.
3.4    Termination and Amendment. Except to the extent prohibited by applicable law:
(a)    Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Common Units are traded and subject to Section 3.4(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner or at any time without the consent of any Participant, other holder or beneficiary of an Award, or any other Person.
(b)    Amendments to Awards. Subject to Section 3.4(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 3.4(c), in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.
(c)    Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may

Exhibit 10.23
take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:
(1)    provide for the acceleration of vesting of the Participant’s Award and its termination in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the vesting of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event that the Committee determines in good faith that no amount would have been attained upon the vesting of such Award or realization of the Participant’s rights, then such Award may be terminated by the Committee without payment);
(2)    provide that such Award be assumed by a successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of a successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the underling equity interests and prices used to determine the value of the Award;
(3)    make adjustments in the number of Cash Units subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of, and the vesting and criteria included in, outstanding Awards, or both;
(4)    provide that such Award shall be payable immediately, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(5)    provide that the Award will not become payable after such event, i.e., shall terminate upon such event, with or without consideration being paid to the Participant.
ARTICLE IV
Cash Units
4.1    Types of Awards Under the Plan. Awards under the Plan will be in the form of Cash Units, as described in this Article IV. There are no limits to the number of Cash Units that may be granted pursuant to this Plan.
4.2    Award of Cash Units. From time to time, and subject to the provisions of the Plan, the Committee may cause to be credited to a Participant’s Cash Unit Account certain amounts, subject to a risk of forfeiture by the Participant, in the form of Cash Units. The date Cash Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Cash Units to a Participant pursuant to the Plan. The Cash Units granted under the Plan shall be evidenced by written certificate (substantially in the form attached hereto as “Exhibit A”) stating the number of Cash Units evidenced thereby, or in such form and as the Committee may from time to time determine.
4.3    No Distribution Rights or Equivalents. No Participant under this Plan will be entitled to receive any payment of distributions or distribution equivalents, or interest or interest equivalents, on any Cash Units held in such Participant’s Cash Unit Account.

Exhibit 10.23
4.4    Vesting. Unless otherwise set forth in an individual Award Agreement, each grant of Cash Units to a Participant shall vest one-third on the first December 5th after the effective date of the Award, one-third on the second December 5th after the effective date of the Award, and one-third on the third December 5th after the effective date of the Award.
4.5    Payment of Award.
(a)    Timing. Payment in respect of Cash Units earned will be made to the holder thereof within seventy-five (75) calendar days after the applicable vesting date for such Cash Units, but only to the extent that the Committee determines that the Participant remains an Employee or Director as of such applicable vesting date.
(b)    Form and Amount of Payment. Payment for Cash Units earned will be made only in cash, and in an amount equal to the Fair Market Value on the vesting date of the number of vesting Cash Units held on the vesting date in such Participant’s Cash Unit Account, less applicable federal, state and local withholding taxes due.
4.6    Death or Disability
(a)    In the event of the death or Disability of a Participant occurs while the Participant is still an Employee or Director and has Awards outstanding at the time of the Participant’s death or Disability, the Participant or the Participant’s beneficiary will be paid an amount in cash in full settlement of the Participant’s Cash Units outstanding (vested or unvested), less any applicable federal, state and local withholding taxes, as a result of death or the Participant’s Disability, no later than seventy-five (75) calendar days following the date of the Participant’s death or the date of the determination of the Participant’s Disability. The amount payable under this Section 4.6 shall be equal to the Fair Market Value of the number of Cash Units held on the date the Participant became Disabled or died, as applicable.
(b)    In the event of the death of a Participant, distribution shall be made to the surviving spouse of a deceased Participant, or, if there is no surviving spouse, the children of the Participant in equal shares (the share of any child who predeceases the Participant to go in equal shares to the issue of such deceased child), or if there is no surviving spouse, child, or issue of such children, the estate of the Participant.
4.7    Termination of Employment. Except as provided in Sections 4.6 and 4.8, as set forth in an Award Agreement, or as otherwise determined by the Committee, all unvested Cash Units of a Participant under the Plan will be immediately and fully forfeited upon termination of the Participant’s employment or service with the Partnership, the General Partner, a Subsidiary or an Affiliate of the Partnership, the General Partner or a Subsidiary, and in such event the Participant shall not be entitled to receive any payment with respect to unvested Cash Units held in the Participant’s Cash Unit Account. Vested Cash Units that have not yet been settled shall be paid in accordance with Section 4.5 above.
4.8    Change of Control. If the Committee elects to accelerate the vesting of a Participant’s Cash Units upon the occurrence of a Change in Control as provided in Section 3.4(c),

Exhibit 10.23
the Participant will be paid an amount in cash in full settlement of the Participant’s Cash Units outstanding immediately before the Change in Control equal to the number of such Cash Units credited to such Participant’s Cash Unit Account immediately before the Change in Control. The cash payment will be made to the Participant no later than the thirty-second (32nd) calendar day immediately following the date of occurrence of such Change in Control, less any applicable federal, state and local withholding taxes, provided that the Participant served as an Employee or Director immediately before the Change in Control. Contemporaneously with the granting of any Cash Units hereunder, the Committee may establish other conditions which must be met for payout to occur. These conditions will be set forth in the Award Agreement evidencing the grant of such Cash Units.
ARTICLE V
General Provisions
5.1    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
5.2    Tax Withholding. Unless other arrangements have been made that are acceptable to the Committee, the Partnership is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount of any applicable taxes payable in respect of the grant of an Award or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy the withholding obligations for the payment of such taxes.
5.3    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Partnership, continue consulting services or to remain on the Board, as applicable. Furthermore, the Partnership may at any time dismiss a Participant from employment or service free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.
5.4    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles provided for thereunder.
5.5    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

Exhibit 10.23
5.6    Other Laws. The Committee may refuse to issue or pay out any Cash Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Cash Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Common Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act.
5.7    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Partnership and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from any member of the Partnership pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of that entity.
5.8    No Fractional Cash Units. No fractional Cash Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Cash Units or whether such fractional Cash Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
5.9    Successors and Assigns. This Plan shall be binding upon, and inure to the benefit of the General Partner, the Partnership and either of its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the General Partner or the Partnership’s assets and business. Unless otherwise provided by the Committee: (a) no part of an Award shall be assignable or transferable by the Participant, except by will or the laws of descent and distribution; and (b) during the Participant’s life, an Award shall be payable only to Participant, or Participant’s guardian or legal representative.
5.10    Section 409A. To the maximum extent permitted under applicable law, payments under the Plan are intended to be exempt from the application of Section 409A on the basis that they qualify as “short term deferrals” under Section 409A and the Committee intends to interpret and apply the Plan in a manner that is consistent with this intention. To the extent that Section 409A does apply to payments under the Plan, (i) it is intended that such payments under the Plan will comply with Section 409A to the maximum extent possible and the Committee intends to interpret and apply the Plan in a manner that is consistent with this intention and (ii) the applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict within and (iii) to the extent that a Participant is a “specified employee” within the meaning of the Section 409A and that Participant receives a benefit under the Plan due to the Participant’s termination of employment, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the Participant’s date of termination or, if earlier, the date of the Participant’s death following such date of termination. All such amounts that would, but for this Section 5.10, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. No interest will be paid with respect to any such delayed payments. For purposes of Section 409A, each payment or amount due under the Plan shall be considered a separate payment. Participants bear exclusive responsibility for any additional taxes they may owe

Exhibit 10.23
under Section 409A in connection with grants of Awards and payments under the Plan. For purposes of this Plan, references to a termination of employment or service shall have the same meaning as a “separation from service” pursuant to Section 409A.
5.11    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
5.12    Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the General Partner and the Partnership shall be relieved of any further liability for payment of such amounts.
5.13    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
5.14    Term of the Plan. The Plan shall be effective on the date the Plan is adopted by the Board and shall continue until the earliest of (i) the date it is terminated by the Board, or (ii) the tenth (10th) anniversary of the date the Plan is approved as provided above. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.